U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         August 16, 2004

General Nutrition Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-114502	72-1575168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sixth Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices) (Zip Code)

(412) 288-4600

(Registrant’s telephone number, including area code)

General Nutrition Centers, Inc.
Current Report on Form 8-K

ITEM 5. OTHER EVENTS.

On August 16, 2004, General Nutrition Centers, Inc. announced that it had commenced an offer to exchange up to $215,000,000 of its outstanding 8 1/2% Senior Subordinated Notes due 2010 for 8 1/2% Senior Subordinated Notes due 2010 that have been registered under the Securities Act of 1933, as amended.

A press release announcing the exchange offer was issued on August 16, 2004, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2004	GENERAL NUTRITION CENTERS, INC.

	By:	/s/ DAVID HEILMAN

Name: David Heilman Title: Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated August 16, 2004, issued by General Nutrition Centers, Inc.

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